                            Exhibit 99.1
News Release

13320 Ballantyne Corporate Place Suite D
Charlotte, NC 28277
Immediate Release
Columbus McKinnon Announces Successful
Completion of Term Loan B Repricing

CHARLOTTE, NC, March 19, 2024 - Columbus McKinnon Corporation (Nasdaq: CMCO) (“Columbus McKinnon” or the “Company”), today announced that it successfully completed the repricing of its $497.6 million senior secured Term Loan B (“TLB”). The repricing is net leverage neutral and reduces the interest rate margin applicable to the TLB by 25 basis points to SOFR plus 2.50% from SOFR plus 2.75% and, with respect to the TLB, removes the credit spread adjustment, which was previously 26 basis points for an interest period of three months. The Company estimates the TLB repricing will produce annualized cash interest expense savings of approximately $2.5 million. Fees and expenses related to the repricing were approximately $1.1 million.

"We are pleased to complete the repricing of our Term Loan B. With favorable market conditions and our improved financial results, we were able to meaningfully reduce our cost of debt," said Greg Rustowicz, Executive Vice President and Chief Financial Officer. “We have an efficient capital structure and remain focused on reducing our net leverage through a combination of debt reduction and Adjusted EBITDA growth. The repricing of our Term Loan B will result in lower interest expense in fiscal year 2025 and be accretive to earnings per share.”

No other material changes were made to the terms and conditions of the TLB. The maturity date for the TLB remains May 14, 2028.

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this document, including, but are not limited to, statements relating to: (i) the amount of annualized cash interest expense savings for the Company as a result of the TLB repricing; and (ii) the impact that the repricing of the TLB will have on the Company’s interest expense in 2025 and earnings per share, are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Contacts:

Gregory P. Rustowicz	Kristine Moser
EVP Finance and CFO	VP IR and Treasurer
716-689-5442	704-942-3253
greg.rustowicz@cmco.com	kristy.moser@cmco.com